Exhibit 99.1

Kinnate Biopharma Inc. Reports First Quarter 2022 Financial Results and Provides Operational Updates

Initial monotherapy data from ongoing Phase 1 KN-8701 clinical trial expected in the fourth quarter of 2022

Announces initiation of the combination portion of Phase 1 KN-8701 clinical trial to evaluate its pan-RAF inhibitor, KIN-2787, with binimetinib in NRAS-mutant melanoma

First patient dosed in ongoing Phase 1 KN-4802 clinical trial of lead FGFR inhibitor product candidate, KIN-3248; initial data expected in the second half of 2023

Cash runway extended into early 2024, with budget reallocation; Cash, cash equivalents and investments of approximately $302.4 million as of March 31, 2022 (excluding cash from its China joint venture)

SAN FRANCISCO and SAN DIEGO, Calif. – May 12, 2022 – Kinnate Biopharma Inc. (Nasdaq: KNTE) (“Kinnate”), a biopharmaceutical company focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers, today announced financial results for the quarter ended March 31, 2022.

“The company continues to make meaningful progress with our pipeline candidates, inclusive of our pan-RAF inhibitor, KIN-2787, and our FGFR inhibitor, KIN-3248, both in the clinic, and with initial data from the Phase 1 KN-8701 clinical trial forthcoming later this year for KIN-2787,” said Nima Farzan, Chief Executive Officer of Kinnate. “We remain focused on developing a new generation of small molecule kinase inhibitors that target a wide range of cancers, including those that resist current treatment, and we are incredibly proud that in just four years we have advanced two compounds into clinical trials, with several more compounds in the pipeline. Our consistent, disciplined use of capital and updated cash runway guidance is expected to enable Kinnate to fund scientific innovation and operations into early 2024.”

Recent Business Highlights and Corporate Update:

KIN-2787, pan-RAF inhibitor
•	Initial monotherapy data from the ongoing Phase 1 KN-8701 clinical trial expected in the fourth quarter of 2022.
•
Upon meeting a combination of pre-specified milestones in the ongoing Phase 1 KN-8701 clinical trial, initiated combination portion of KN-8701 to study KIN-2787 with binimetinib in NRAS-mutant melanoma; initial data expected in the first half of 2023.

•
Abstract highlighting the company's KIN-2787 program was accepted for publication at the American Society of Clinical Oncology (“ASCO”) Annual Meeting taking place June 3-7, 2022, in Chicago, Illinois. The abstract is titled: Antitumor activity of KIN-2787, a next-generation pan-RAF inhibitor, in combination with MEK inhibition in preclinical models of human NRAS mutant melanoma.

•
Presented three separate poster presentations highlighting (1) preclinical activity of KIN-2787 in BRAF alteration positive and NRAS-mutant melanoma models, (2) an overview of the KN-8701 clinical trial design and (3) a clinico-genomics study and outcome analysis that documented the common occurrence of BRAF Class II and Class III alterations across solid tumors, at the 2022 American Association for Cancer Research (AACR) Annual Meeting. (View release)

KIN-3248, FGFR Inhibitor
•
Abstract highlighting KIN-3248 was accepted for poster presentation during the ASCO 2022 Annual Meeting. The abstract is titled: Design and rationale of a first-in-human (FIH) phase 1/1b study evaluating KIN-3248, a next-generation, irreversible (irrev), pan-FGFR inhibitor (FGFRi), in adult patients with solid tumors harboring FGFR2 and/or FGFR3 gene alterations (NCT05242822).

•
Announced that the first patient has commenced treatment in KN-4802 (NCT05242822), a Phase 1 clinical trial evaluating KIN-3248. KIN-3248 is a next-generation pan-FGFR inhibitor being developed for the treatment of intrahepatic cholangiocarcinoma (ICC) and urothelial carcinoma (UC), as well as other solid tumors. KN-4802 will evaluate the safety, tolerability, pharmacokinetics, pharmacodynamics and anti-cancer activity of KIN-3248 in FGFR inhibitor naïve and pretreated cancer patients with FGFR2 and/or FGFR3 gene alterations. (View release)

Corporate Update
•	Expanded the organization to 68 full-time employees as of March 31, 2022, of which 52 were engaged in research and development activities, and subsequently appointed the following senior leaders:
o	Ben Powell, Vice President, Discovery Biology
o	Priyanka Shah, Vice President, IR & Communications

First Quarter 2022 Financial Results
•
Cash and Cash Equivalents and Investments Position: As of March 31, 2022, the total of cash and cash equivalents and investments was $302.4 million, exclusive of Kinnjiu’s cash. Existing cash and cash equivalents and investments as of March 31, 2022 with budget reallocation is expected to fund current operations, including initiation of multiple registrational studies, into early 2024.

•	Research and Development Expenses: First quarter research and development expenses for 2022 were $19.6 million, compared to $12.7 million for the same period in 2021.

•	General and Administrative Expenses: First quarter general and administrative expenses for 2022 were $7.4 million, compared to $4.8 million for the same period in 2021.
•	Net Loss: First quarter net loss for 2022 was $26.9 million, compared to $17.5 million for the same period in 2021.

About Kinnate Biopharma Inc.

Kinnate is focused on the discovery and development of small molecule kinase inhibitors for difficult-to-treat, genomically defined cancers. Kinnate’s mission is to expand the reach of targeted therapeutics by developing products that are designed to address significant unmet need. Kinnate utilizes its deep expertise in structure-based drug discovery, translational research, and patient-driven precision medicine, which it refers to as the Kinnate Discovery Engine, to develop targeted therapies. Based in San Francisco and San Diego, California, the Kinnate team is composed of drug discovery experts supported by a distinguished group of scientific advisors. For more information, visit Kinnate.com.

Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. These forward-looking statements include, without limitation, statements regarding the expected timing of clinical data from KN-8701 for both monotherapy and in combination with binimetinib; the potential benefits of our product candidates; the expected timing of clinical data from, and the conduct of, KN-4802; the period over which we estimate our existing cash, cash equivalents and investments will be sufficient to fund our operations; statements regarding Kinnate’s development plans and timelines; and statements by our Chief Executive Officer.  Words such as “believes,” “anticipates,” “plans,” “expects,” “intends,” “will,” “goal,” “potential” and similar expressions are also intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. Such expectations and projections may never materialize or may prove to be incorrect. These forward-looking statements are subject to a number of risks, uncertainties, assumptions and other factors, including risks related to recently transitioning to operating as a clinical-stage biopharmaceutical company with a limited operating history; our ability to raise additional capital to finance our operations; our ability to discover, advance through the preclinical and clinical development of, obtain regulatory approval for and commercialize our product candidates; the novel approach we are taking to discover and develop drugs; our ability to timely file and obtain approval of investigational new drug applications for our planned clinical trials; the potential for any clinical trial results to differ from our preclinical study results; negative impacts of the COVID-19 pandemic on our business, including ongoing and planned clinical trials and preclinical studies; competition in our industry; regulatory developments in the United States and other countries; our ability to attract, hire and retain highly skilled executive officers and employees; difficulties in managing our growth; our ability to protect our intellectual property; reliance on third parties to conduct our ongoing and planned preclinical studies and clinical trials, and to manufacture our product candidates; general economic and market conditions; and other risks. These and other risks, uncertainties, assumptions and other factors are further described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 that we have filed with the Securities and Exchange Commission (the “SEC”), as well as in our subsequent filings we make with the SEC. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in, or implied by, any forward-looking statements. Investors should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Our forward-looking statements speak only as of the date of this release, and except as required by law, we undertake no obligation to update publicly any forward-looking statements for any reason in the future.

Contacts:

Investors:
Patti Bank
ICR Westwicke
415-513-1284
investors@kinnate.com

Media:
Colin Sanford
colin@bioscribe.com

Kinnate Biopharma Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share and par value amounts)

	March 31, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$33,099	$116,096
Cash at consolidated joint venture	30,998	33,593
Short-term investments	206,164	103,362
Prepaid expenses and other current assets	4,935	5,639
Total current assets	275,196	258,690
Property and equipment, net	3,213	956
Right-of-use lease assets	3,979	-
Long-term investments	63,131	105,449
Restricted cash	371	371
Deferred offering costs	641	641
Other non-current assets	2,089	757
Total assets	$348,620	$366,864

Liabilities, Redeemable Convertible Noncontrolling Interests and Stockholders' Equity
Current liabilities:
Accounts payable	$4,419	$3,148
Accrued expenses	8,783	9,239
Current portion of operating lease liabilities	454	-
Total current liabilities	13,656	12,387
Operating lease liabilities, long-term	4,143	-
Total liabilities	17,799	12,387
Redeemable convertible noncontrolling interests	35,000	35,000
Stockholders’ equity:
Preferred stock, $0.0001 par value; 200,000,000 shares authorized at March 31, 2022 and December 31, 2021; 0 shares outstanding at March 31, 2022 and December 31, 2021	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized at March 31, 2022 and December 31, 2021; 43,956,049 and 43,855,944 shares issued and outstanding at March 31, 2022 and December 31, 2021, respectively	4	4
Additional paid-in capital	467,991	463,089
Accumulated other comprehensive loss	(2,180)	(524)
Accumulated deficit	(169,994)	(143,092)
Total stockholders’ equity	295,821	319,477
Total liabilities, redeemable convertible noncontrolling interests and stockholders' equity	$348,620	$366,864

Kinnate Biopharma Inc.
Condensed Consolidated Statements of Operations and Comprehensive Loss
(Unaudited)
(in thousands, except share and per share amounts)

	Three Months Ended March 31,
	2022	2021

Operating expenses:
Research and development	$19,647	$12,666
General and administrative	7,412	4,815
Total operating expenses	27,059	17,481
Loss from operations	(27,059)	(17,481)
Other income, net	157	24
Net loss	(26,902)	(17,457)
Net loss attributable to redeemable convertible noncontrolling interests	-	-
Net loss attributable to Kinnate	$(26,902)	$(17,457)

Weighted-average shares outstanding, basic and diluted	43,882,920	43,477,439
Net loss per share, basic and diluted	$(0.61)	$(0.40)

Comprehensive loss:
Net loss	$(26,902)	$(17,457)
Other comprehensive loss:
Unrealized loss on investments	(1,656)	(31)
Total comprehensive loss	(28,558)	(17,488)
Comprehensive loss attributable to redeemable convertible noncontrolling interests	-	-
Comprehensive loss attributable to Kinnate	$(28,558)	$(17,488)